EXHIBIT 99.2

j2 GLOBAL, INC.

OFFER TO EXCHANGE

UP TO $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 8.000% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR AN EQUAL PRINCIPAL AMOUNT OF ITS OUTSTANDING 8.000% SENIOR NOTES DUE 2020

, 2012

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), j2 Global, Inc. (the “Company”) is offering to exchange (the “Exchange Offer”) an aggregate principal amount of up to $250,000,000 of its 8.000% Senior Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding 8.000% Senior Notes due 2020 (the “unregistered notes”) in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal.  The terms of the exchange notes to be issued in the Exchange Offer, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, are substantially similar to the unregistered notes, except that they are registered under the Securities Act and will not have rights to certain additional interest, transfer restrictions or, except in certain limited circumstances, registration rights. The Company will accept for exchange any and all unregistered notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal.  Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus, which conditions the Company reserves the absolute right to waive.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD UNREGISTERED NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE.  PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of unregistered notes and for the information of your clients;

3.	A form of Notice of Guaranteed Delivery; and

4.
A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold unregistered notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested.  Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2012, unless the Company extends the Exchange Offer (such time and date, as the same may be extended, the “Expiration Date”).

To participate in the Exchange Offer, certificates for unregistered notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such unregistered notes into the account of U.S. Bank National Association (the “Exchange Agent”) at the book-entry transfer facility, and timely receipt by the Exchange Agent of an agent’s message (as defined in the Prospectus), with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by 5:00 p.m., New York City time on the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the unregistered notes pursuant to the Exchange Offer.  However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the exchange of the unregistered notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the unregistered notes wish to tender, but it is impracticable for them to forward their unregistered notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal.  Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

j2 GLOBAL, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL APPOINT YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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